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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2001, except for Note 16, for which the date is March 16, 2001, relating to the financial statements which appear in ACLARA BioSciences Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

San Jose, California
May 22, 2001